 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of earliest event reported): June 15, 2024

WHEELS UP EXPERIENCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2135 American Way
Chamblee, Georgia	30341
(Address of principal executive offices)	(Zip Code)
(212) 257-5252
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	UP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On June 15, 2024, Wheels Up Partners Holdings LLC (“WUP Holdings”), a direct subsidiary of Wheels Up Experience Inc. (“Wheels Up”), and Wheels Up Partners LLC (“WUP LLC”), an indirect subsidiary of Wheels Up, entered into the Amended and Restated Commercial Cooperation Agreement, dated as of June 15, 2024 (the “Amended CCA”), with Delta Air Lines, Inc. (“Delta”). The Amended CCA, which was approved by the disinterested members of Wheels Up’s Board of Directors (the “Board”) and the Audit Committee of the Board, replaced the Commercial Cooperation Agreement, dated as of January 17, 2020 (as amended prior to June 15, 2024, the “Original CCA”), by and among WUP Holdings, WUP LLC and Delta, which was originally entered into in connection with the closing of Wheels Up’s acquisition of Wheels Up Private Jets LLC from Delta in January 2020.
The Amended CCA marks a continued commitment by Wheels Up and Delta to further their long-term commercial endeavors and provides for, among other things: (i) the terms on which certain of Wheels Up’s members can continue to purchase discounted premium commercial air travel with Delta, including by the use of eligible Wheels Up prepaid blocks; (ii) an amendment to a related agreement that governs the terms on which certain of Wheels Up’s members and customers may receive enhanced benefits under the Delta SkyMiles® and Delta Medallion® programs; and (iii) certain other in-kind benefits among the parties in furtherance of their joint sales efforts and related to the facilitation of their respective businesses. The Amended CCA replaced the run-rate benefit requirements under the Original CCA with the foregoing benefits and programs.
The Amended CCA has an initial term that ends on September 20, 2029 and will renew for two successive three-year periods after such initial term, unless any party to the agreement delivers a notice of its intention not to renew no later than one year prior to the expiration of the then current term. The Amended CCA may be terminated immediately by Delta upon, among others, a Change of Control (as defined in the Amended CCA) of Wheels Up, or the occurrence of certain other operational, regulatory or safety events or occurrences on the part of Wheels Up and its affiliates. At the time the Amended CCA was entered into, Delta: beneficially owned approximately 37.8% of Wheels Up’s outstanding Class A common stock, $0.0001 par value per share ("Common Stock"), of which any shares in excess of 29.9% of shares of Common Stock entitled to vote at any annual meeting of Wheels Up's stockholders that are held by Delta will be neutral shares with respect to voting rights; was a lender under Wheels Up’s secured credit facility; and was a party to certain other agreements concerning the governance of Wheels Up, as disclosed under the heading "Related Person Transactions with Holders of More than 5% of Our Voting Stock" in Wheels Up's definitive proxy statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission on April 24, 2024.
The foregoing description of the Amended CCA does not purport to be complete and is qualified in its entirety by reference to a copy thereof, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Item 7.01    Regulation FD Disclosure.
On June 17, 2024, Wheels Up issued a press release regarding changes to its member programs and charter offerings, a copy of which is furnished as Exhibit 99.1 and incorporated by reference herein.
The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by Wheels Up under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.
 (d)    Exhibits.

Exhibit Number	Description
10.1*+	Amended and Restated Commercial Cooperation Agreement, dated as of June 15, 2024, by and among Wheels Up Partners Holdings LLC, Wheels Up Partners LLC and Delta Air Lines, Inc.
99.1**	Press Release, dated June 17, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*    Filed herewith.
**    Furnished herewith.
+    Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item (601)(b)(10) of Regulation S-K. In addition, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: June 17, 2024	By:	/s/ George Mattson
		Name:	George Mattson
		Title:	Chief Executive Officer